EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

I, Kenneth P. Wilcox, certify that, to my knowledge, the Annual Report of Silicon Valley Bancshares on Form 10-K for the annual period ended December 31, 2004, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Silicon Valley Bancshares.

Date: March 16, 2005	/s/ Kenneth P. Wilcox
Kenneth P. Wilcox
President and Chief Executive Officer
(Principal Executive Officer)

I, Jack F. Jenkins-Stark, certify that, to my knowledge, the Annual Report of Silicon Valley Bancshares on Form 10-K for the annual period ended December 31, 2004, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Silicon Valley Bancshares.

Date: March 16, 2005	/s/ Jack F. Jenkins-Stark
Jack F. Jenkins-Stark
Chief Financial Officer
(Principal Financial Officer)

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